Exhibit 99.1

Denise F. Keane, General Counsel, Announces Decision to Retire

RICHMOND, Va. (May 3, 2017) - Denise F. Keane, General Counsel of Altria Group, Inc. (Altria), has notified the company of her decision to retire effective July 1, 2017, after 40 years of distinguished service. Murray R. Garnick, currently Altria’s Deputy General Counsel, will become General Counsel, effective July 1, 2017.
“Denise’s legal skills, business acumen and personal leadership have contributed tremendously to Altria’s success,” said Marty Barrington, Altria’s Chairman, Chief Executive Officer and President. “Denise has successfully led the company through many challenging legal issues and litigation in many significant cases. She also served as a role model to our employees and external law firms with diversity and inclusion. Her leadership in these areas has enhanced our culture and will contribute to her legacy at Altria.”
Murray R. Garnick, 57, currently serves as Deputy General Counsel, leading the Litigation, Sales, Marketing, Product and Intellectual Property practice areas. Prior to joining Altria in 2008, Mr. Garnick was a partner in the law firm of Arnold & Porter, where he regularly supported Altria and its companies in litigation.

Source: Altria Group, Inc.

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